UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 10, 2018

TRITON INTERNATIONAL LIMITED
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Bermuda	001-37827	98-1276572
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Canon's Court, 22 Victoria Street Hamilton HM12, Bermuda
(Address of Principal Executive Offices, including Zip Code)

Telephone: (441) 294-8033
(Registrant's Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 6, 2018, the Board of Directors (“Board”) of Triton International Limited (the “Company”), upon recommendation of the Nominating and Corporate Governance Committee, appointed Karen Austin as a director, effective as of January 1, 2019, with a term expiring at the Company’s 2019 annual general meeting of shareholders. There are no arrangements or understandings between Ms. Austin and any other persons pursuant to which she was appointed as a director. Additionally, there are no transactions or proposed transactions involving the Company and Ms. Austin that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.
Ms. Austin will be entitled to receive compensation for her Board service in accordance with the Company’s standard compensation arrangements for non-employee directors, which are described under the caption “Compensation of Directors” in the Company‘s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 4, 2018.
A copy of the press release announcing Ms. Austin’s appointment to the Company’s Board is furnished as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release, dated December 10, 2018, announcing Karen Austin’s appointment to the Company’s Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Triton International Limited

Date: December 10, 2018	By:	/s/ John Burns
	Name:	John Burns
	Title:	Chief Financial Officer